Exhibit 3.11.2

BYLAWS

OF

TRAVEL AIR INSURANCE COMPANY, LTD.

ARTICLE I

NAME AND LOCATION

Section 1.01. Name. The name of this corporation shall be Travel Air Insurance Company, Ltd.

Section 1.02. Principal Office. Its principal office shall be located at 220 West Douglas, Suite 200, Wichita, Sedgwick County, Kansas 67202.

Section 1.03. Other Offices. Other offices for the transaction of business shall be located at such places as the board of directors may from time to time determine.

ARTICLE II

STOCKHOLDERS

Section 2.01. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the corporation or at such other place either within or without the State of Kansas as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Section 2.02. Annual Meetings. Annual meetings of stockholders shall be held at such time as shall be designated by the board of directors and stated in the notice of the meeting. At such annual meeting the stockholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president and shall be called by the president or secretary at the request of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.04. Notice of Meetings. Notice stating the place, day and hour of the meeting and, in case of special meetings the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting.

Section 2.05. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.06. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes of Kansas or of the articles of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the articles of incorporation or these bylaws, or by statute, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

Section 2.07. Election of Directors. Every stockholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his fully paid shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall choose. Directors shall be elected by ballot. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

Section 2.08. Proxies. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 2.09. Action By Written Consent. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote thereon.

Section 2.10. Amendment of Articles of Incorporation. The corporation may amend its Articles of Incorporation upon a two-thirds ( 2/3) vote of its fully paid shares. A certificate setting forth the amendment or amendments to the Articles of Incorporation shall be filed with the Secretary of State, and a certified copy thereof filed with the Commissioner of Insurance.

ARTICLE III

DIRECTORS

Section 3.01. Powers. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.02. Number and Qualifications. The board of directors shall consist of not more than twenty-five (25) nor less than five (5) directors, all of whom shall be stockholders, and a majority of whom shall be residents of the State of Kansas. The board may elect a chairman of the board who shall preside at board meetings and generally manage the affairs of the board.

Section 3.03. Election. Members of the initial board of directors named in the Articles of Incorporation shall hold office for the first year, until the first annual meeting of stockholders and until their successors have been elected and qualified. At the first annual meeting of stockholders, and at each annual meeting afterward, the stockholders shall elect one or two directors, as appropriate, to hold office for terms of five (5) years. Each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified unless sooner removed by action of the stockholders.

Section 3.04. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Any director may be removed either for or without cause at any special meeting of the stockholders duly called and held for such purpose.

Section 3.05. Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Kansas.

Section 3.06. Annual and Regular Meetings. The first meeting of each newly elected board of directors shall be held at the place of, and immediately following, the annual meeting of the stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board, provided a quorum shall be present. In the event any such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

Section 3.07. Special Meetings. Special meetings of the board may be called by the president on 48 hours’ notice to each director and shall be called by the president or secretary in like manner on the written request of two directors. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice of such meeting, except that notice shall be given of any proposed amendment to these bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

Section 3.08. Quorum. At all meetings of the board, not less than five (5) directors shall be necessary to constitute a quorum for the transaction of business, except that if the board of directors consists of nine (9) members or less, a majority will constitute a quorum. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.09. Written Consent. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 3.10. Telephonic Meetings. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11. Appointment of Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the articles of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all property and assets of the corporation, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the articles of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 3.12. Compensation. The board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

Section 4.01. Officers. The officers of the corporation shall be chosen by the board of directors and shall be a president, one or more vice-presidents, a secretary and a treasurer. Any number of offices may be held by the same person. Such officers shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders.

Section 4.02. Subordinate Officers and Agents. The board of directors may from time to time appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.03. Compensation. The salaries of all officers and agents of the corporation shall be fixed by the board of directors or pursuant to its directors.

Section 4.04. Election and Removal. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 4.05. Chairman of the Board. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by these bylaws.

Section 4.06. President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. He shall preside at all meetings of the stockholders and, in the absence of the chairman of the board, at all meetings of the board of directors. He shall be an ex officio member of all standing committees. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 4.07. Vice President. In the absence of the president or in the event of his inability or refusal to act, the executive vice president, the vice president or vice presidents, if there be such an officer or officers, in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. A vice president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 4.08. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president. He shall have custody of the corporate seal of the corporation and he, or any assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other office to affix the seal of the corporation and to attest the affixing by his signature.

Section 4.09. Assistant Secretary. Any assistant secretary may, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 4.10, Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond in such sum and with such sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, paper, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 4.11. Assistant Treasurer. Any assistant treasurer may, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE V

CERTIFICATES OF STOCK

Section 5.01. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the president or a vice president, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 5.02. Facsimile Signatures. Any of or all the signatures on any stock certificate issued by the corporation may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

Section 5.03. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.04. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.05. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any changes, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 5.06. Registered Owner. The corporation shall be entitled to treat the registered owner of any share or shares of stock as the absolute owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Kansas.

ARTICLE VI

INDEMNIFICATION AND INSURANCE

Section 6.01. General. The corporation shall indemnify any person who was or is a party or who was or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, advisory director, officer or employee of the corporation or of any entity a majority of the voting stock of which is owned by the corporation, or is or was serving at the request of the corporation as a director, advisory director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 6.02. Derivative Action. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit including attorney fees. If such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 6.03. Costs Indemnified. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 6.01 and 6.02, or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees. Any indemnification under subsections 6.01 and 6.02 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in subsections 6.01 and 6.02. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Section 6.04. Time of Indemnification. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final deposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation as authorized in this Article VI. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 6.05. Nonexclusive Rights. The indemnification and advancement of expenses provided by or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person’s official capacity and as to action in another capacity while holding such office. However, any amount actually received as the proceeds of any such other indemnification shall be deducted from the amount, if any, which such person may be entitled to receive pursuant to this Article VI.

Section 6.06. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

Section 6.07. Resulting Corporation. For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 6.08. References. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

Section 6.09. Continuation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.10. Amendment By Law. This Article VI is intended to follow and comply with K.S.A. §17–6305. If such statute is amended, this Article VI shall be automatically amended to conform therewith.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the articles of incorporation.

Section 7.02. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.03. Checks, Drafts, etc.. All checks, notes and contracts of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 7.04. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors, or, in the absence of such resolution, by the president.

Section 7.05. Seal. The corporation shall have a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Kansas”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.06. Excess Payments. Any payments made to an officer of the corporation such as a salary, commission, bonus, interest, or rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed.

Section 7.07. Notices. Whenever, under the provisions of the statutes of Kansas or of the articles of incorporation or of these bylaws, notice is required to be given to any stockholder, such notice shall be given in writing, either personally, or by mail addressed to such stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United states mail. Notice to directors may also be given personally or by telegram.

Section 7.08. Waiver of Notices. Whenever any notices is required to be given under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless otherwise required by these bylaws or by the articles of incorporation. The attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the sole purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.09. Execution of Deeds. Any deeds or other instruments conveying lands or any interests therein shall be executed on behalf of the corporation by the president, or vice president if there be one, or by any agent or attorney so authorized under letter of attorney or other written instrument containing a power to convey real estate or any interest therein, which power was executed on behalf of the corporation by the president or vice president.

Section 7.10. Amendments. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors at any regular meeting of the board of directors, or at any special meeting of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting, subject, however, to the right of the stockholders to repeal or change any such action of the directors.

I, the undersigned, do hereby certify that I am the duly elected and acting secretary of the corporation; and that the foregoing Bylaws constitute the Bylaws of the corporation as duly adopted by the board of directors on the 28th day of November 1990.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the seal of the said corporation this 28th day of November, 1990.

Secretary